Exhibit 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints each of M. J. Baughman, M. Tang and J. A. Sperino, each acting alone, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 and any and all supplements and amendments, including post-effective amendments, to such registration statement in connection with the registration under the Securities Act of 1933 of deferred compensation obligations in connection with the Emerson Electric Co. Defined Contribution Supplemental Executive Retirement Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ S. L. Karsanbhai S. L. Karsanbhai	President and Chief Executive Officer and Director	November 12, 2024

/s/ M. J. Baughman M. J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	November 12, 2024

/s/ J. S. Turley J. S. Turley	Chair of the Board	November 12, 2024

/s/ M. A. Blinn M. A. Blinn	Director	November 12, 2024

/s/ J. B. Bolten J. B. Bolten	Director	November 12, 2024

/s/ C. G. Butler, Jr. C. G. Butler, Jr.	Director	November 12, 2024

/s/ M. S. Craighead M. S. Craighead	Director	November 12, 2024

/s/ W. H. Easter III W. H. Easter III	Director	November 12, 2024

Signature	Title	Date

/s/ G. A. Flach G. A. Flach	Director	November 12, 2024

/s/ L. Gonçalves L. Gonçalves	Director	November 12, 2024

/s/ L. Lee L. Lee	Director	November 12, 2024

/s/ M. S. Levatich M. S. Levatich	Director	November 12, 2024

/s/ J. M. McKelvey J. M. McKelvey	Director	November 12, 2024